UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 05, 2022

Berkshire Grey, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39768	85-2994421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 South Road
Bedford, Massachusetts		01730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 833 848-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BGRY	The NASDAQ Stock Market LLC
Redeemable Warrants	BGRYW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2022, Berkshire Grey, Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park” or “Investor”) (each, a “Party”, and together, the “Parties”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company may sell to Lincoln Park up to $75,000,000 of shares (the “Purchase Shares”) of its Class A common stock, par value $0.0001 per share (the “Common Stock”) over the thirty-six month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park, pursuant to which it agreed to provide Lincoln Park with certain registration rights related to the shares issued under the Purchase Agreement (the “Registration Rights Agreement”).

Beginning on the Commencement Date (as defined below) and thereafter, the Company has the right, but not the obligation, on any business day selected by the Company (the “Purchase Date”), to require Lincoln Park to purchase up to 200,000 shares of Common Stock (the “Regular Purchase Amount”) per purchase notice (each such purchase, a “Regular Purchase”). The Regular Purchase Amount may be increased to up to (i) 250,000 shares if the closing price of the Common Stock is not below $2.00, (ii) 300,000 shares if the closing price of the Common Stock is not below $3.00 and (iii) 400,000 shares if the closing price of the Common Stock is not below $4.00. Lincoln Park’s committed obligation under a Regular Purchase shall not exceed $2,000,000, provided that the Parties may mutually agree at any time to increase the Regular Purchase Amount on any Purchase Date, above and beyond the foregoing amounts that the Investor is committed to purchase. The purchase price per share for each Regular Purchase will be based on prevailing market prices of the Common Stock immediately preceding the time of sale as computed in accordance with the terms set forth in the Purchase Agreement. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

If the Company directs Lincoln Park to purchase the maximum number of shares of Common Stock that the Company may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, the Company may direct Lincoln Park to purchase additional shares of Common Stock in an “accelerated purchase” (each, an “Accelerated Purchase”) and an “additional accelerated purchase” (each, an “Additional Accelerated Purchase”) (including multiple Additional Accelerated Purchases on the same trading day) as provided in the Purchase Agreement. The purchase price per share for each Accelerated Purchase and Additional Accelerated Purchase will be based on market prices of the Common Stock on the applicable purchase date for such Accelerated Purchases and such Additional Accelerated Purchases.

The purchase price of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases and the minimum closing sale price for a Regular Purchase will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

The aggregate number of shares that the Company can sell to Lincoln Park under the Purchase Agreement may in no case exceed 47,099,574 shares (subject to adjustment) of Common Stock (which is equal to approximately 19.99% of the shares of Common Stock and our Class C common stock, par value $0.0001 per share, combined, outstanding prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) shareholder approval is obtained to issue Purchase Shares above the Exchange Cap, in which case the Exchange Cap will no longer apply, or (ii) the average price of all applicable sales of Common Stock to Lincoln Park under the Purchase Agreement equals or exceeds the “minimum price”, determined in accordance with applicable Nasdaq Listing Rules, as adjusted as set forth in the Purchase Agreement, such that the Exchange Cap will not apply to issuances and sales of Common Stock under the Purchase Agreement. In all instances, the Company may not sell shares of its Common Stock to Lincoln Park and its affiliates under the Purchase Agreement if it would result in Lincoln Park beneficially owning more than 9.99% of the outstanding shares of Common Stock.

The Company is issuing 701,262 shares of Common Stock to Lincoln Park as consideration for its commitment to purchase shares of Common Stock at the Company’s direction from time to time under the Purchase Agreement (the “Commitment Shares,” and, together with the Purchase Shares, the “Shares”). The Purchase Agreement contains customary representations, warranties, covenants, closing conditions, indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions set forth in the Purchase Agreement have been satisfied (the date on which all requisite conditions have been satisfied, the “Commencement Date”).

The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty, by giving one business day notice to Lincoln Park to terminate the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock.

There are no limitations on the use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on the Company’s ability to conduct or enter into an agreement to issue any of our Common Stock involving an equity line of credit or substantially similar transaction, excluding certain transactions including an at-the-market transaction exclusively with a registered broker-dealer), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Company may deliver purchase notices under the Purchase Agreement, subject to market conditions, and in light of its capital needs, from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that the Company receives under the

Purchase Agreement are expected to be used for general corporate purposes, which may include investments and strategic transactions.

The issuance of the Shares has been registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-267265) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement filed on October 5, 2022. Goodwin Procter LLP, counsel to the Company, has issued a legal opinion relating to the Shares issuable under the Purchase Agreement. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The foregoing summary is incomplete and qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 7.01 Regulation FD Disclosure.

On October 5, 2022, the Company issued a press release with respect to the transactions described above, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This report will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, statements related to the Company’s ability to raise funds under the Purchase Agreement or the Company’s anticipated use of the proceeds from the offering described above, if any, and the timing thereof. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. All forward-looking statements are based upon management estimates and forecasts and reflect the views, assumptions, expectations, and opinions of the Company as of the date of this report. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. The forward-looking statements and projections contained in this report are subject to a number of factors, risks and uncertainties, some of which are not currently known to the Company, that may cause the Company’s actual results, performance or financial condition to be materially different from the expectations of future results, performance of financial condition. These factors include, without limitation, the Company’s ability to develop and commercialize its product candidates, the Company’s expectations regarding the impact of the ongoing COVID-19 pandemic on its business, industry and the economy, the Company’s ability to maintain and establish collaborations, the Company’s ability to obtain funding for its future operations and working capital requirements and expectations regarding the sufficiency of its capital resources, the Company’s intellectual property position and the duration of its patent rights, developments or disputes concerning its intellectual property or other proprietary rights, the Company’s ability to raise financing in the future and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC. Although such forward-looking statements have been made in good faith and are based on assumptions that the Company believes to be reasonable, there is no assurance that the Company will be able to raise funds under the Purchase Agreement when desired based on the various terms and conditions in the Purchase Agreement that may restrict the Company’s ability to require Lincoln Park to buy shares at certain times, or that other expected results will be achieved. The Company’s actual results may differ materially from the results discussed in forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Goodwin Procter LLP
10.1	Purchase Agreement, dated as of October 5, 2022, by and between Berkshire Grey, Inc. and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated October 5, 2022, by and between Berkshire Grey, Inc. and Lincoln Park Capital Fund, LLC
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)
99.1	Berkshire Grey, Inc. Press Release dated October 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Grey, Inc.

Date:	October 5, 2022	By:	/s/ Mark Fidler
Mark Fidler Chief Financial Officer